Exhibit C

                          REGISTRATION RIGHTS AGREEMENT

         Registration Rights Agreement, dated as of May 6, 2003 (this "Agreement"), by and among Kmart Holding Corporation, a Delaware corporation (the "Company"), on the one hand, and ESL Investments, Inc., a Delaware corporation ("ESL"), and Third Avenue Trust, a Delaware business trust, on behalf of certain of its investment series ("Third Avenue and, collectively with ESL, the "Plan Investors"), on the other hand.

                              W I T N E S S E T H :
                              -------------------

         WHEREAS, in connection with the Restructuring (as defined below) and pursuant to the terms and subject to the conditions set forth in the Investment Agreement, dated as of January 24, 2003, by and among Kmart Corporation and the Plan Investors, as amended (the "Investment Agreement"), the Plan Investors have agreed to purchase, and the Company has agreed to sell to the Plan Investors, the Plan Investors' Shares (as defined below); and

         WHEREAS, pursuant to Section 6.7 of the Investment Agreement, the Company and the Plan Investors desire to enter into this Agreement to set forth the terms and conditions of the registration rights of the Plan Investors, their respective Affiliates (as defined below) and certain transferees of New Common Shares (as defined below) held by the Plan Investors or their Affiliates;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

                                    Article I
                                   Definitions

         Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Investment Agreement. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

         "Holder" shall mean any Plan Investor, any Affiliate of any Plan Investor, and any permitted transferee, pursuant to the Investment Agreement, of Registrable Securities held by such Holder, in each case so long as such Holder holds Registrable Securities.

         "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

         "Registrable Securities" means New Common Shares which are issued to any Holder pursuant to the Plan or pursuant to Sections 2.1 or 6.14 of the Investment Agreement, and New Common Shares issued pursuant to the conversion of the Called Notes and any securities issued or issuable in respect of or in exchange for any of such New Common Shares by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares,


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recapitalization, reclassification, merger, consolidation or exchange offer. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, or (iii) such securities shall have ceased to be outstanding.

         "Registration Expenses" has the meaning set forth in Article 5.

         "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

                                   Article II
                              Demand Registrations

         Section 2.1 Requests for Registration. Subject to the provisions of this Article II, any Holder or group of Holders holding Registrable Securities representing at least 5% of the New Common Shares then outstanding may at any time make a written request for registration under the Securities Act of all or any part of such Holders' Registrable Securities (a "Demand Registration"); provided that no Holder shall be entitled to request a Demand Registration until 11 months after the effective date of the Plan. Such request shall specify the amount of Registrable Securities to be registered and the intended method or methods of disposition. Promptly after receipt of such request, the Company shall send written notice of such request to all Holders and shall, subject to the provisions of this Article II, include in such Demand Registration all Registrable Securities with respect to which the Company receives written requests (specifying the amount of Registrable Securities to be registered and the intended method or methods of disposition) for inclusion therein within 15 days after such notice is sent; provided that if the managing underwriter for a Demand Registration in which Registrable Securities are proposed to be included pursuant to this Article II that involves an underwritten offering shall advise the Holders that, in its opinion, the inclusion of the amount of Registrable Securities to be sold for the account of Holders other than the Holder that initiated such Demand Registration ("Non-Initiating Holders") would adversely affect the success of the offering, then the number of Registrable Securities to be sold for the account of such Non-Initiating Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation. As promptly as practicable thereafter, but in no event later than 45 days after the end of such 15-day period, but subject to Section 2.3 hereof, the Company shall use its reasonable best efforts to file with the SEC a Registration Statement, registering all Registrable Securities that any Holders have requested to register, for disposition in accordance with the intended method or methods set forth in their notices to the Company. The Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as practicable after filing and to remain effective until the earlier of (i) 90 days following the date on which it was declared effective and (ii) the date on which all of the Registrable Securities covered thereby are disposed of in accordance with the method or methods of disposition stated

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therein; provided that no Registration Statement for a Demand
Registration shall become effective prior to the day following the one-year anniversary of the effective date of the Plan.

         Section 2.2 Number and Timing of Registrations. ESL, its Affiliates and their permitted transferees shall be entitled to request four (4) Demand Registrations. Third Avenue, its Affiliates and their permitted transferees shall be entitled to request one (1) Demand Registration. No more than one (1) request for a Demand Registration shall be permitted in any twelve (12) month period.

         Section 2.3 Suspension of Registration. The Company shall have the right to delay the filing or effectiveness of the Registration Statement for any Demand Registration or to require the Holders not to sell under any Registration Statement or to delay the preparation and filing of any supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, in each case during one or more periods aggregating not more than 90 days in each 12-month period, if (i) the Company would, in accordance with the advice of its outside counsel, be required to disclose in the Prospectus information not otherwise then required to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the Prospectus, would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

         Section 2.4 Interrupted Registration. A registration requested pursuant to this Article II shall not be deemed to have been requested by the Holders of Registrable Securities pursuant to Section 2.2: (i) unless it has been declared effective by the SEC; (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC for any reason other than misrepresentation or an omission by the requesting Holders and such stop order, injunction or other order or requirement is not lifted or resolved and Registrable Securities are not sold pursuant to such registration; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of some wrongful act or omission, or act or omission in bad faith, by such Holders; or (iv) if such request has been withdrawn by the requesting Holders and such Holders shall have elected to pay all Registration Expenses of the Company in connection with such withdrawn request.

                                  Article III
                            Piggy-back Registrations

         Section 3.1 Right to Include Registrable Securities. If at any time the Company proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account (other than pursuant to a registration statement on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time promptly give written notice to all Holders: (i) of its intention to do so, (ii) of the form of registration statement of the SEC that has been selected by the Company and (iii) of rights of Holders under this Article III (the "Article III Notice"). The Company will include in the proposed registration all Registrable Securities that the Company is requested in writing, within 15 days after the Article

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III Notice is given, to register by the Holders thereof; provided, however, that (i) if, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine that none of such equity securities shall be registered, the Company may, at its election, give written notice of such determination to all Holders who so requested registration and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Article II hereof and (ii) in case of a determination by the Company to delay registration of its equity securities, the Company shall be permitted to delay the registration of such Registrable Securities pursuant to this Article III for the same period as the delay in registering such other equity securities by the Company. No registration effected under this Article III shall relieve the Company of its obligations to effect registrations upon request under
Article II and, notwithstanding anything to the contrary in Article II, no Holder shall have the right to require the Company to register any Registrable Securities pursuant to Article II until the later of (A) the completion of the distribution of the securities offered by the Company and registered pursuant to the Article III Notice and (B) 90 days after the date the applicable registration statement for the registration effected under this Article III is declared effective.

         Section 3.2 Priority; Registration Form. If the managing underwriter for a registration in which Registrable Securities are proposed to be included pursuant to this Article III that involves an underwritten offering shall advise the Company that, in its opinion, the inclusion of the amount of Registrable Securities to be sold for the account of Holders would adversely affect the success of the offering, then the number of Registrable Securities to be sold for the account of such Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation. In the event that the number of Registrable Securities to be included in any registration is reduced (but not to zero), the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of such New Common Shares each such Holder has requested to be included in such registration. If, as a result of the proration provisions of this Section 3.2, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to this Article III that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration.

         Section 3.3 Merger, Consolidation, etc. Notwithstanding anything in this Article III to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of equity securities by the Company, which is pursuant to a merger, consolidation, acquisition, exchange offer, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

                                   Article IV
                             Registration Procedures

         Section 4.1 The Company to Use Reasonable Best Efforts. In connection with the Company's registration obligations pursuant to Article II and Article III hereof, the Company shall use its reasonable best efforts to effect such registrations to permit the sale of such

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Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably practicable:

         (a) prepare and file with the SEC a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, and to cause such Registration Statements to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act; provided, however, that as soon as reasonably practicable but in no event later than three (3) Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Holders of the Registrable Securities covered by such Registration Statement, their counsel selected as provided in Section 5.1(vi) hereof and the underwriters, if any, copies of all such documents proposed to be filed, which Holders, counsel and underwriters shall be afforded a reasonable opportunity to review such documents and comment thereon;

         (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 2.1; and to cause the Registration Statement and the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed in accordance with the Securities Act and any rules and regulations promulgated thereunder; and otherwise to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus supplement;

         (c) notify the selling Holders and the managing underwriters, if any, promptly if at any time (i) any Prospectus, Registration Statement or amendment or supplement thereto is filed, (ii) any Registration Statement, or any post-effective amendment thereto, becomes effective, (iii) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (iv) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (v) the Company receives any notice that the qualification of any Registrable Securities for sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualification, or (vi) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that in the case of this subclause (vi), such notice need only state that an event of such nature has occurred, without describing such event. The Company hereby agrees to promptly reimburse any selling Holders for any reasonable out-of-pocket losses and expenses incurred in connection with any uncompleted sale of any Registrable Securities in the event that the Company fails to timely notify such Holder that the Registration Statement then on file with the SEC is no longer effective;

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         (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any jurisdiction, at the earliest reasonably practicable moment;

         (e) if requested by the managing underwriters and a Holder of Registrable Securities being sold in connection with an underwritten offering, incorporate into a Prospectus supplement or a post-effective amendment to the Registration Statement any information which the managing underwriters, such Holder and the Company reasonably agree is required to be included therein relating to such sale of Registrable Securities; and to file such supplement or post-effective amendment as soon as practicable in accordance with the Securities Act and the rules and regulations promulgated thereunder;

         (f) furnish to each selling Holder and each managing underwriter, if any, one signed copy of the Registration Statement or Registration Statements (or a copy or copies thereof) and any post-effective amendment thereto, including all financial statements and schedules thereto and all exhibits thereto as promptly as practicable after filing such documents with the SEC;

         (g) deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment or supplement;

         (h) prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; to keep each such registration or qualification effective during the period set forth in Section 2.1 that the applicable Registration Statement is required to be kept effective; and to do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service in any jurisdiction where it is not then so subject;

         (i) to cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities represented by such certificates;

         (j) subject to Section 2.3 hereof, upon the occurrence of any event described in clause (vi) of Section 4.1(c) above, promptly to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated

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therein by reference, and any other required documents, so that such
Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and to cause such supplement or post-effective amendment to become effective as soon as practicable;

         (k) to take all other actions in connection therewith as are reasonably necessary or desirable in order to expedite or facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering: (i) to enter into an underwriting agreement in customary form with the managing underwriter (such agreement to contain standard and customary indemnities, representations, warranties and other agreements of or from the Company); (ii) to obtain opinions of counsel to the Company (which (if reasonably acceptable to the underwriters) may be the Company's inside counsel) addressed to the underwriters, such opinions to be in customary form; and (iii) to obtain "comfort" letters from the Company's independent certified public accountants addressed to the underwriters, such letters to be in customary form;

         (l) make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such selling Holder or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such selling Holders, underwriters, attorneys, accountants or agents in connection with such Registration Statement. Each selling Holder of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be kept confidential by it and not disclosed by it, in each case unless and until such information is made generally available to the public other than by such selling Holder. Each selling Holder of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential; and

         (m) take all such other actions not inconsistent with the terms of this Agreement as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities pursuant to a Registration Statement in accordance with the terms of this Agreement.

         Section 4.2 Holders' Obligation to Furnish Information. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request.

         Section 4.3 Suspension of Sales Pending Amendment of Prospectus. Each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (iii)-(vi) of Section 4.1(c) above, suspend the disposition of any Registrable

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Securities covered by such Registration Statement or Prospectus until such
Holder's receipt of the copies of a supplemented or amended Prospectus or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of any Prospectus covering such Registrable Securities. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the 90-day period described in Section 2.3 shall be extended by the number of days of such suspension period.

         Section 4.4 No Required Registration. The Company shall not be required to file a Registration Statement pursuant to the provisions of Article II hereof, if the Company shall receive a written opinion from its counsel that the Registrable Securities which any Holder has requested or may request to have registered may, as of the date of such opinion, be sold in the public market, in unlimited amounts, under Rule 144 or otherwise, without registration under the Securities Act, provided that such opinion is also addressed to, and is reasonably acceptable to, such Holders.

                                   Article V
                              Registration Expenses

         Section 5.1 Registration Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Agreement, including without limitation all (i) registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), (v) securities acts liability insurance (if the Company elects to obtain such insurance), (vi) reasonable fees and expenses of one counsel for the Holders of Registrable Securities covered by each Registration Statement, with such counsel to be selected by Holders of a majority of such Registrable Securities (all such expenses being herein referred to as "Registration Expenses"), and (vii) the expenses and fees for listing securities to be registered on each securities exchange on which New Common Shares are then listed shall be borne by the Company; provided, however, that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities.

                                   Article VI
                                 Indemnification

         Section 6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Article II or Article III hereof, the Company will, and hereby does, indemnify and hold harmless the selling Holder of any Registrable Securities covered by such Registration Statement, its affiliates, general and limited partners, members and shareholders and each of its and their directors, officers, managers, employees, attorneys, investment advisors and agents, each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such selling Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including

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any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which such selling Holder or other indemnified Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse such selling Holder and each other indemnified Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable to any such selling Holder or other indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of any such selling Holder or other indemnified Person, specifically for use in the preparation thereof; and provided, further, that the Company will not be liable to any Person who participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or selling Holder within the meaning of the Securities Act, under the indemnity agreement in this Section
6.1 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, selling Holder or controlling Person results from the fact that such underwriter or selling Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such underwriter or selling Holder and such final Prospectus, as then amended or supplemented, has corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such selling Holder or other indemnified Person.

         Section 6.2 Indemnification by the Selling Holders. In consideration of the Company's including any Registrable Securities in any Registration Statement filed in

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accordance with Article II or Article III hereof, each prospective selling
Holder (each, a "Holder Indemnitor") of such Registrable Securities and any underwriter shall be deemed to have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1 hereof) the Company and its directors, officers, employees, managers, attorneys, investment advisors and agents and each person controlling the Company within the meaning of the Securities Act (each, a "Company Indemnitee") against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with such Holder Indemnitor's consent, which consent shall not be unreasonably withheld) to which the Company Indemnitees may become subject under the Securities Act, common law or otherwise, insofar and to the extent as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of and are based upon any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such selling Holder or underwriter specifically for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its directors, officers or controlling Persons. The Company may require as a condition to its including Registrable Securities in any Registration Statement filed hereunder that the holder thereof acknowledge its agreement to be bound by the provisions of this Agreement (including Article VI) applicable to it.

Section 6.3 Notices of Claims. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Article VI, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, further, that if, in the indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists or may exist in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to employ one firm of attorneys at the indemnifying party's expense to represent such indemnified party. No indemnified party will consent to entry of any judgment or enter into any settlement without the indemnifying party's consent to such judgment or settlement, which shall not be unreasonably withheld.

         Section 6.4 Contribution. If the indemnification provided for in this
Article VI is unavailable or insufficient to hold harmless an indemnified party under this Article VI, then, except as otherwise provided herein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Article VI in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company agrees, and the Holders (in consideration of the Company's including any Registrable Securities in any Registration Statement filed in accordance with Article II or
Article III hereof) shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this Section 6.4 were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first sentence of this Section 6.4. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 6.3 if the indemnifying party has assumed the defense of any such action accordance with the provisions thereof) which is the subject of this
Section 6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this
Section 6.4 of notice of the commencement of any action against such party in respect of which a claim for contribution has been made against an indemnifying party under this Section 6.4, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 6.3 has not been given with respect to such action; provided, however, that the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under this Section 6.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. Notwithstanding anything in this Section 6.4 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6.4 to contribute any amount in excess of the proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

                                  Article VII
                                    Rule 144

         Section 7.1 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, so long as it is subject to such reporting requirements, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such requirements, and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company agrees, for the benefit of the Holders, to furnish, at the Company's expense, to any requesting Holder and prospective purchasers designated by such Holder, information required to be disclosed pursuant to subsection (d)(4)(i) of Rule 144A promulgated under the Securities Act.

                                  Article VIII
                           Underwritten Registrations

         Section 8.1 Selection of Underwriters. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the underwriter or underwriters and managing underwriter or managing underwriters that will administer the offering shall be selected by the Holders of a majority in aggregate amount of Registrable Securities included in such offering; provided, however, that such underwriters and managing underwriters shall be subject to the approval of the Company, which approval shall not be unreasonably withheld.

         Section 8.2 Agreements of Selling Holders. No Holder shall sell any of its Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on a basis provided in any underwriting agreement in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting agreements or as reasonably requested by the Company (whether or not such offering is underwritten).

                                   Article IX
                               Holdback Agreements

         Section 9.1 Restrictions on Public Sales by Holders. To the extent not inconsistent with applicable law, each Holder that is timely notified in writing by the managing underwriter or underwriters shall not effect any public sale or distribution (including a sale pursuant to Rule 144) of any securities of the same class or issue being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, an exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) or any securities of the Company convertible into or exchangeable or exercisable for securities of the same class or issue, during the 7-day period prior to the effective date of the applicable Registration Statement, if such date is known, or during the period beginning on such effective date and ending either (i) 75 days after such effective date or (ii) any such earlier date as may be requested by the managing underwriter or underwriters of such registration, except as part of such registration; provided that such restrictions shall apply not more than once during any nine-month period and provided further that such restrictions shall not apply unless such underwritten offering relates to a primary offering of securities for cash for net proceeds of at least $50,000,000 for the account of the Company (based upon the closing price of the New Common Shares or the other securities requested to be registered, as applicable, in the principal market therefor on the trading date immediately preceding the date of the underwriters' notice referred to in the first sentence of this Section 9.1).

         Section 9.2 Restrictions on Public Sales by the Company. If so requested by the managing underwriter or underwriters, the Company shall not effect any public sale or distribution of any issue of the same class or series as Registrable Securities being registered in an underwritten offering or any securities of the Company convertible into or exchangeable or exercisable for securities of the same class or issue (other than, in either instance, pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), during the 7-day period prior to the effective date of the applicable registration statement, if such date is known, or during the period beginning on such effective date and ending either (i) 75 days after such effective date or (ii) any such earlier date as may be requested by the managing underwriter or underwriters of such registration, except as part of such registration.

                                   Article X
                                  Miscellaneous

         Section 10.1 No Inconsistent Agreements. Until such time as all the Demand Registrations permitted to be requested pursuant to Section 2.2 have been effected, the Company will not enter into any agreement that conflicts with the provisions of this Agreement or that grants registration or similar rights nor has the Company entered into any such agreement; provided that nothing in this sentence shall prohibit the Company from granting registration rights to any Person (a "Third Party") who becomes an owner of New Common Shares after the date hereof (including granting piggyback registration rights with respect to any Registration Statement required to be filed or maintained hereunder) if, and only if, (i) any registration pursuant to the Third Party's registration rights, including the priority in registration provisions thereof, permits the Holders to participate in any such registration on a pro rata basis, according to the relative number of shares of New Common Shares each Holder and each Third Party has requested to be included in such registration, (ii) the Third Party's piggyback registration rights with respect to any registration required to be effected pursuant hereto relate only to the Third Party's securities of the same class as those actually registered in any such registration hereunder, utilize the method of disposition utilized by the selling Holders and contain priority in registration provisions with respect to any registration initiated by Holders pursuant to Section 2.1 or in any registration as to which the Holders may participate pursuant to Section 3.1 hereof that provide that all securities requested to be included by Holders in any such registration receive priority to all securities requested to be registered by any Third Party who may seek to participate through its piggyback registration rights in any such registration and (iii) require the Third Party to enter into the agreements provided for in
Article IX hereof on the terms and for the periods provided therein if requested by the managing underwriter or underwriters in an underwritten offering initiated by Holders pursuant to Section 2.1 or initiated by the Company pursuant to Section 3.1. Notwithstanding the foregoing, the holders of a majority in interest of the Registrable Securities outstanding at any time shall have the right to waive the application of this Section 10.1 to any proposed transaction to which the Company is or is proposed to be a party.

         Section 10.2 Amendments and Waivers. This Agreement may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed, in the case of an amendment, by all of the parties hereto, or in the case of a waiver or consent, by the party against whom the waiver or consent, as the case may be, is to be effective.

         Section 10.3 Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Holders and their respective successors, assigns and transferees.

         Section 10.4 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the Company and the Holders with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to its subject matter.

         Section 10.5 Legend. Certificates evidencing Registrable Securities held by Holders may bear a legend substantially in the form below:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("THE ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR PURSUANT TO A VALID EXEMPTION UNDER THE ACT.

         Section 10.6 Notices. All notices and other communications provided for hereunder shall be in writing and shall be sent by first class mail, telecopier or hand delivery:

         If to the Company, to:

                  Kmart Holding Corporation
                  3100 West Big Beaver Road
                  Troy, MI  48084
                  Fax:    (248) 637-4857
                  Attn:   General Counsel

                  With a copy to:

                  Skadden, Arps, Slate, Meagher & Flom (Illinois)
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Fax:  (312) 407-0411
                  Attention:    John Wm. Butler, Jr.
                                Eric J. Ivester

         If to any of the Holders, to the address of such Holders as shown in the stock record books of the Company.

All such notices and communications shall be deemed to have been given or made
(i) when delivered by hand or (ii) when telecopied, receipt acknowledged. The Company may change its address for receipt of notices by notice of such change given in the manner contemplated hereby to the Holders.

         Section 10.7 Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

         Section 10.8 Severability. In the event that any one or more of the provisions hereof is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Holders shall be enforceable to the fullest extent permitted by law.

         Section 10.9 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the principles thereof relating to conflict of laws.


                       [Rest of Page Intentionally Blank;
                             Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                                 KMART HOLDING CORPORATION


                                 By    /s/ Ronald B. Hutchison
                                     -------------------------------------------

                                 Title:   Executive Vice President, Chief
                                          Restructuring Officer
                                        ----------------------------------------


                                 ESL INVESTMENTS, INC.


                                 By    /s/ William C. Crowley
                                     -------------------------------------------

                                 Title:  President and Chief Operating Officer
                                       -----------------------------------------

                                 THIRD AVENUE TRUST, on behalf of the Third
                                 Avenue Value Fund Series


                                 By     /s/ David Barse
                                     -------------------------------------------

                                 Title:    President
                                         ---------------------------------------


                                 THIRD AVENUE TRUST, on behalf of the Third
                                 Avenue Real Estate Value Fund Series


                                 By    /s/ David Barse
                                    --------------------------------------------

                                 Title:      President
                                         ---------------------------------------




                                 THIRD AVENUE TRUST, on behalf of the Third
                                 Avenue Small Cap Value Fund Series

                                 By      /s/ David Barse
                                    --------------------------------------------

                                 Title:      President
                                         ---------------------------------------